As filed with the Securities and Exchange Commission on ________________________.	Registration No. 333-84208

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2/A-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COUNTRYSIDE REVIEW INC.
(Name of small business issuer in its charter)

Nevada	2721	N/A
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

COUNTRYSIDE REVIEW INC. 7225 Blenheim Street Vancouver, British Columbia Canada V6N 1S2 604) 899-1533	Conrad C. Lysiak, Esq. 601 West First Avenue, Suite 503 Spokane, Washington 99201 (509) 624-1475
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [  ]

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CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee [1]
Common Stock:	6,000,000	$0.01	$60,000	$100.00

[1] Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

COUNTRYSIDE REVIEW INC.
Shares of Common Stock
6,000,000 Shares - All or Nothing

Before this offering, there has been no public market for the common stock.

We are offering total of 6,000,000 shares of common stock on a best efforts, all or nothing basis. The offering price is $0.01 per share. Funds will be escrowed with our attorney until we raise $60,000. If we do not raise the $60,000 within 180 days of the effective date, all funds will be promptly returned to the subscribers.

Our common stock will be sold by our officers and directors.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Price Per Share	Aggregate Offering Price	Proceeds to Us
Common Stock	$0.01	$60,000	$48,500

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________________.

TABLE OF CONTENTS

Page No.
Summary of Prospectus	5
Risk Factors	6

Risks associated with our company:	6

Because our auditors have issued a going concern opinion and because our officers and directors will not loan any money to us, we have to complete this offering to start operations. If we do not complete this offering, we will not start our operations.	6
We lack an operating history and have losses which we expect to continue into the future, there is no assurance our operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease to operate.	6
We have no advertisers and if we can't attract advertisers for our Internet magazine we will be unable to generate revenues. If that happens, we will have to cease operations.	7
Because we are small and do not have much capital, we must limit our marketing activities. As a result, we may not be able to attract enough advertising to operate profitably, we will cease operations.	7
Because officers and directors will only be devoting 25% of their time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting advertisers and result in a lack of revenues which will cause us to go out of business.	7

Risks associated with this offering:	7

Because there is no public trading market for our common stock, you may not be able to resell your stock.	7
Because we are a penny stock, you may not be able to resell your shares.	7

Use of Proceeds	8
Determination of Offering Price	8
Capitalization	9
Dilution of the Price You Pay for Your Shares	9
Plan of Distribution; Terms of the Offering	10
Business	14
Management's Discussion and Analysis of Financial Condition and Results of Operations	16
Management	18
Executive Compensation	20
Principal Shareholders	21
Description of Securities	22
Certain Transactions	23
Litigation	24
Experts	24
Legal Matters	24
Financial Statements	24

SUMMARY OF OUR OFFERING

Our Business

We are start-up stage company. We intend to create an Internet web-site and disseminate equestrian information. We have not begun any operations other than incorporating and filing this registration statement. We will not begin operations until we complete this offering. All discussions about our operations is prospective

Our administrative office is located at 7225 Blenheim Street, Vancouver, British Columbia, Canada V6N 1S2 and our telephone number is (604) 899-1533 and our registered statutory office is located at 2267 Aria Drive, Henderson, Nevada 89052. Our fiscal year end is December 31.

The Offering

Following is a brief summary of this offering:

Securities being offered	Up to 6,000,000 shares of common stock, par value $0.00001.
Offering price per share	$ 0.01
Offering period	The shares are being offered for a period not to exceed 180 days.
Net proceeds to us	Approximately $50,000.
Use of proceeds	We will use the proceeds to pay for administrative expenses, the acquisition of office equipment and for working capital.
Number of shares outstanding before the offering	4,000,000
Number of shares outstanding after the offering if all of the shares are sold	10,000,000

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of March 31, 2002 (Unaudited)	As of December 31, 2001 (Audited)

Balance Sheet
Total Assets	$13,915	$39,990
Total Liabilities	$87	$20,587
Stockholders Equity	$13,828	$19,403
Income Statement
Revenue	$-0-	$-0-
Total Expenses	$5,575	$20,597
Net Loss	$(5,575)	$(20,597)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with our company:

1. Because our auditors have issued a going concern opinion and because our officers and directors will not loan any money to us, we have to complete this offering to start operations. If we do not complete this offering, we will not start our operations.

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue as an ongoing business for the next twelve months. Because our officers and directors are unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we have to complete this offering in order to start operations.

2. Because we lack an operating history and have losses which we expect to continue into the future, there is no assurance our operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations.

We were incorporated in December 2001 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $20,597. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

*      our ability to locate customers who will advertise on our Internet web-site.
*      our ability to generate revenues

Based upon current plans, we expect to incur operating losses during the next six months. This will happen because we believe our costs of operations will exceed the revenues for six months following the completion of this offering. We cannot guarantee that we will generate sufficient revenues to operate profitably. Failure to generate sufficient revenues to operate profitably will cause us to cease operations and go out of business.

3. We have no advertisers and if we can't attract advertisers for our Internet magazine we will be unable to generate revenues. If that happens, we will have to cease operations.

Our success depends on attracting advertising for our Internet magazine. If we can't attract advertisers, we will not be able to generate revenues. If we can't generate revenues, we will cease operations.

4. Because we are small and do not have much capital, we must limit marketing advertising to potential customers. As a result, we may not be able to attract enough advertising to operate profitably, we will cease operations.

Because we are small and do not have much capital, we must limit marketing our website to potential advertisers. The sale of advertising is how we will generate our revenues. Because we will be limiting our marketing activities, we may not be able to attract enough advertising to operate profitably. If we can't operate profitably, we will cease operations.

5. Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting advertisers and result in a lack of revenues which will cause us to go out of business.

Our officers and directors will only be devoting limited time to our operations. Doug Berry, our president will be devoting approximately 5 hours per week to our operations; Burnadette Berry, a member of the board of directors will be devoting approximately 20 hours per week to our operations; and, Lisa Zumpano, our secretary and treasurer will be devoting 20 hours per week to our operations. Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our officers and directors. This activity is not conducive to operating a successful business and could result in an unwillingness of businesses to advertise in our Internet magazine. As a result, we may not be able to generate sufficient revenues to stay in business.

Risks associated with this offering:

6. Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

7. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and may cause the price of the shares to decline.

Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

Our offering is being made on a $60,000 all or nothing basis. The table below sets forth the use of proceeds if all of the shares in this offering are sold.

100%
Gross proceeds	$60,000
Offering expenses	$11,500
Net proceeds	$48,500

The net proceeds will be used as follows:

Web-site	$14,000
Preparation of Articles	$5,500
Marketing	$18,000
Working capital	$10,000

All expenses of this offering have either been paid by us or will be paid from our existing cash other than $10,000 owed to Conrad Lysiak for attorney's fees in connection with this offering and for the escrow fee of $1,500 owed to Mr. Lysiak. We contracted with Mr. Lysiak to prepare and file this registration statement in consideration of $30,000. Mr. Lysiak has been paid $20,000. We will owe him an additional $10,000 when this registration statement is declared effective by the SEC. Also, we will owe him $1,500 to act as the escrow agent for the proceeds received from this offering. Other than the balance for Mr. Lysiak's attorney's fees of $10,000 and the $1,500 escrow fee to be paid to Mr. Lysiak, no proceeds from the offering will be used to pay the expenses of the offering.

We will create an Internet web-site. We intend to hire Bob Martz of HSN Internet Services to create our website. We anticipate spending $8,000 with Mr. Martz to create the web-site; $2,000 on content creation; and, $2,000 on photographs and graphics.

We have allocated up to $5,500 for preparation of articles. We anticipate incurring travel expenses in connection with investigations and interviews relating to the articles. Any funds allocated to preparation of the articles which are not spent will be used as working capital.

We intend to spend $18,000 to market our web-site. The money will be spent for advertising in printed magazines, and other websites. We have not determined how much will be allocated for printed magazines and other websites. That determination will be made in close proximity to the time we begin to advertise.

The balance of the proceeds will be used for working capital. Working capital includes rent, marketing, costs of operating our office, and costs related to filing reports with the SEC.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $60,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and
*	our relative cash requirements.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2002, on a historical basis and as adjusted to reflect the sale of the shares.

This table should be read in conjunction with the section entitled, Management's Discussion and Analysis of Financial Condition and Results of Operations; our Financial Statements and Notes; and other financial and operating data included elsewhere in this prospectus.

As Adjusted After Offering

Actual	100%

Stockholder's Equity: Common Stock: 200,000,000 shares authorized, par value $0.00001, 4,000,000 issued and outstanding	$40
10,000,000 issued and outstanding		$100
Additional paid-in capital	$39,960	$89,900
Deficit accumulated during the development stage	$(26,172)	$(26,172)
TOTAL STOCKHOLDERS' EQUITY (deficit)	$13,828	$63,828

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of March 31, 2002 the net tangible book value of our shares of common stock was a deficit of $13,828 or approximately $0.003 per share based upon 4,000,000 shares outstanding.

Upon completion of this offering, the net tangible book value of the 10,000,000 shares to be outstanding will be $63,828, or approximately $0.006 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.003 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.006 per share.

After completion of this offering, you will own approximately 60% of the total number of shares then outstanding shares for which you will have made a cash investment of $60,000, or $0.01 per share. Our existing stockholders will own approximately 40% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $40,000, or approximately $0.01 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders:

Price per share	$0.01
Net tangible book value per share before offering	$0.003
Potential gain to existing shareholders	$-0-
Net tangible book value per share after offering	$0.006
Increase to present stockholders in net tangible book value per share after offering	$0.003
Capital contributions	$40,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering held by existing stockholders	4,000,000
Percentage of ownership after offering	40.0%

Purchasers of Shares in this Offering

Price per share	$0.01
Dilution per share	$0.004
Capital contributions	$60,000
Number of shares after offering held by public investors	6,000,000
Percentage of ownership after offering	60.0%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 6,000,000 shares of common stock on a best efforts, all or nothing basis. The offering price is $0.01 per share. Funds from this offering will be placed in the IOLTA Trust Account of our attorney, Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201. His telephone number is (509) 624-1475. Mr. Lysiak will hold the funds in his trust account until he receives $60,000 or 180 days has passed from the effective date of this registration statement. Upon receipt of $60,000, the funds will be delivered to us, less $10,000 owed to Mr. Lysiak for attorney's fees. It we do not raise the $60,000 within 180 days, all of the money received by Mr. Lysiak will be promptly returned to the subscribers, without deduction of any kind and without interest thereon.

We will sell the shares in this offering through, Doug Berry, Bernadette Berry, and Lisa Zumpano, our officers and directors. They will receive no commission from the sale of any shares. They will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be one of our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with a broker/dealers. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the states of New York, Illinois, Georgia, Wyoming, Colorado, New York, New Jersey and/or Washington D.C.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15g of the Securities Act of 1933, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15g and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of 180 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "CONRAD C. LYSIAK, ATTORNEY AT LAW, IOLTA TRUST ACCOUNT."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber,

without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Escrow of Funds

Subscriptions will be escrowed with our attorney, Conrad C. Lysiak, until we have received $60,000. Upon receipt of $60,000, Mr. Lysiak will turn all funds over to us when he has received the $60,000. If he does not receive the $60,000 within 180 days of the effective date of this offering, all subscriptions received by him will be promptly returned to each investor without interest or deduction there from. Mr. Lysiak will be paid a fee of $1,500 to act as escrow agent. This is in addition to his fees for preparing this registration statement.

BUSINESS

General

We were incorporated in the State of Nevada on December 7, 2001. We are engaged in the creation and maintenance of an online equestrian/lifestyle magazine.

Our administrative office is located at 7225 Blenheim Street, Vancouver, British Columbia, Canada V6N 1S2 and our telephone number is (604) 899-1533. This is the home of Lisa Zumpano, our secretary/ treasurer, chief financial officer and a member of the board of directors. We use a portion of Ms. Zumpano's home for our office and pay Ms. Zumpano $1,000 per month. There is no written agreement for this lease. We expect to utilize such accommodations for administrative purposes for a minimum of three years at a cost of $1,000 per month or a total of $36,000. Our registered statutory office is located at 2267 Aria Drive, Henderson, Nevada 89052. Our fiscal year end is December 31.

We have no plans to change our business activities or to combine with another business, and is not aware of any events or circumstances that might cause its plans to change.

Background

We are a start-up stage company that intends to create an Internet web-site and publish equestrian information thereon. Equestrian is defined as relating to horsemanship or horseback riding. In order to generate revenues for our operations, we intend to sell space to advertisers on the web-site.

We have not begun operations and will not begin operations until we complete this offering. Our plan of operation is prospective and there is no assurance that we will ever begin operations. Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits with similar business plans.

Web-site

We intend to establish an Internet web-site and call it "The Countryside Review." The Review will be an equestrian Internet magazine. We intend to supply information about

*      Worldwide equestrian calendar of events, results of events, and world rankings of riders
*      Equestrian lifestyle
*      New and emerging equestrian products and services
*      Training methods
*      Veterinarian advice
*      Hoof care
*      Classified advertisements
*      Publications, including books and magazines
*      Items we believe will be of interest to equestrians, including but not limited to travel, lodging, food and clothing.

The domain name www.countrysidereview.com is registered in the name of Lisa Zumpano, our secretary/treasurer. Ms. Zumpano holds the name on our behalf pursuant to a letter agreement dated April 15, 2002. We intend to sell space on the website to companies, organizations and individuals. While we intend to direct our advertising toward equestrian related products and services, we will accept advertising from any source. We do not believe that accepting form sources other than equestrian related products and services will divert our focus away from an equestrian audience. The fee to be charged for the Internet space will depend upon the type of listing an advertiser is interested in obtaining. Currently, the following fee structure is being considered:

1.	Listing	$30.00 U.S. / month
2.	Column Ad	$800.00 U.S./ month
3.	Full Page Ad	$1,000.00 U.S./ month
4.	Banner Ad	traffic dependent/exchange dependent

We intend to hire Bob Martz of HSN Internet Services to create the website. Mr. Martz has advised us that he has technical expertise in web design, e-commerce, custom programming, domain hosting and domain registration. We have not taken any action independently to confirm Mr. Martz's or HSN's technical expertise. We intend to seek Mr. Martz's advise on an ongoing basis relative to Internet applications of our present and future business. We expect the services to include advice regarding Internet marketing and advice regarding search engine marketing. Mr. Martz has advised us that HSN Internet Service will charge us an hourly basis. HSN's currently hourly rate is US$50.00. We expect to pay up to $14,000 for the complete development of the website at this hourly rate. We expect the website to be created and functional within ninety days from the completion of this offering. We intend to enter into a formalized agreement with HSN Internet Service upon the completion of this offering.

We intend to sell advertising space on our website through direct, personal contact by our officers with prospective advertisers. We also intend to sell advertising space on our website, in printed magazines and other websites. If and when we begin generating a profit from our operations, we anticipate employing representatives to sell advertising space on the website. We intend to contact providers of equestrian products and services, such as tack stores, training facilities, show organizers, vacation specialists etc.

We also intend to provide an e-link directly to our advertisers and to others. An e-link is the ability to connect to other web-sites through our own and is also known as a hypertext link. Hyperlinks are commonly found on most web-sites. There is no additional charge for the e-link service. It is included in the listing fee.

Source for Information We Intend to Distribute

The information will be gathered by our officers and directors, all of whom are experienced equestrians. Our officers and directors will prepare and edit articles for inclusion on the web-site.

We intend to obtain that information that will appear on our website from veterinarians, blacksmiths, training guides, trainers, riders, show results, show participants and administrators, and nutritional guides and nutritionalists.

Competition

We will be competing with other equestrian websites and printed publications. Currently, there are approximately six Internet equestrian magazines published on a national level. They are horsesdaily.com; equestriantimes.com; equinecanada.com; hoefnet.nl; towerheads.com; and, showjump.com. We will also be competing with the following printed publications Practical Horsesman, Chronicle of the Horse, Equus and Horse Sport.

Employees and Employment Agreements

At present, we have no employees, other than our officers and directors. Our officers and directors are part-time employees and will devote about 25% of their time to our operation. Our officers and directors do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up corporation which intends to create an Internet equestrian magazine. We have not initiated our plan of operation and do not intend to do so until we have competed our offering. Further, we have not yet generated or realized any revenues from our business operations. Our plan of operation is set forth in the Business section of this prospectus.

Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin our web-site. Accordingly, we must raise cash from sources other than advertising revenues. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and stay in business. It depends upon the amount of revenue we generate. We won't know that information until we begin operations. We will not begin operations until we raise money from this offering.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied as set forth in the Use Of Proceeds section of this registration statement. If we do not raise all of the money we need from this offering to start operations, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. We have discussed this matter with our officers, however, our officers are unwilling to make any commitment to loan us any money at this time except for costs relating to filing reports with the SEC. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

In order for us to become operational we need:

1. Obtain proceeds from this offering which should take approximately 180 days from the effective date of this offering.

2. Creation and completion of our web site which should take 30 to 90 days from the completion of our public offering.

3. Attraction of advertisers to our web-site which should take 90 to 120 days from the completion of our public offering.

4. Generation of first revenues, which should be 120 to 150 days from the completion of our public offering.

We will not be conducting any research. We are not going to buy or sell any plant or significant equipment during the next twelve months.

If we can't or don't raise enough money to continue operations, we will suspend or cease operations. If we cease operations, we don't know what we will do and we don't have any plans to do anything.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us in which to base an evaluation of our performance. We are start-up corporation with no operations or revenues. We cannot guarantee we will be successful in our future business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we will have to attract advertisers; create a quality Internet magazine; and generate a profit.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on December 7, 2001

We were recently formed and filed this registration statement. Other than the foregoing, we have not started operations and will not start operations until this offering is completed. We expect to start operations within thirty days of this offering being completed.

Since inception, we have used our common stock to raise money for the costs of incorporation and the costs of this offering. To date the total costs for incorporation and the total costs of this offering have been $20,597. We received $40,000 from our officers and directors which was used to buy 4,000,000 shares of common stock. The proceeds from the sale of that stock was used to pay the costs of incorporation and the costs of this offering.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 4,000,000 shares of common stock in consideration of $40,000, pursuant to the private placement exemption available under Section 4(2) of the Securities Act of 1933. The shares were issued to our offices and directors.

In January 2002, we reimbursed Doug Berry $2,000 for a loan he made to us. We still owe Lisa Zumpano $87.

As of March 31, 2002, our total assets were $13,915 and our total liabilities were $20,587.

We believe we can satisfy our current cash requirements until the public offering is completed. The proceeds from the offering will satisfy our cash requirements for twelve months.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Doug Berry 14188 Marine Drive White Rock, B.C. Canada V4B 1A8	44	president, chief executive officer and a member of the board of directors
Bernadette Berry 14188 Marine Drive White Rock, B.C. Canada V4B 1A8	42	member of the board of directors
Lisa Zumpano 7225 Blenheim Street Vancouver, B.C. Canada V6N 1S2	30	secretary/treasurer, chief financial officer and a member of the board of directors.

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Doug Berry - president, chief executive officer and member of the board of directors

Since inception on December 7, 2001, Doug Berry has been our president, chief executive officer and a member of our board of directors. Mr. Berry is the husband of Bernadette Berry, a member of our board of directors. Since 1994, Mr. Berry has been the president of D.B. Management Ltd., a private corporation located in Vancouver, British Columbia, which is owned and controlled by Mr. Berry and his wife, Bernadette Berry. D.B. Management invests in start-up companies along with assisting in capital raising, funding and other consulting activities.

Bernadette Berry - member of the board of directors

Since inception, Bernadette Berry has been a member of our board of directors. Ms. Berry is the wife of Doug Berry, our president, chief executive officer and a member of our board of directors. From 1986 to 1993, Ms. Berry worked as a writer then editor at Koelnische Rundschali, one of the two major newspapers in Cologne, Germany. Since 1994, Ms. Berry has been the producer and host of Wavelengths, a radio program produced on Fairchild Radio, AM 1470 in Vancouver, British Columbia. Since 1994, Ms. Berry has also been the secretary of D.B. Management Ltd., a private corporation located in Vancouver, British Columbia, which is owned and controlled by Ms. Berry and her husband. D.B. Management invests in start-up companies along with assisting in capital raising, funding and other consulting activities. Ms. Berry has been an avid rider since childhood and is involved in amateur horse competition.

Lisa Zumpano - secretary/treasurer, chief financial officer and a member of the board of directors

Since inception, Lisa Zumpano has been our secretary/treasurer, chief financial officer and a member of our board of directors. Ms. Zumpano has a long history of equestrian involvement. In 2001, she became a director of the Southlands Riding Club, located in Vancouver, B.C. Ms. Zumpano has been active in assisting the club with the attraction of new members, the maintenance of bridle path trails in the area, and fund raising. From March, 2000 to November 2001, Ms. Zumpano was president and a member of the board of directors of Uscribble.com Writing Inc., a website devoted to the creation and maintenance of an online literary community. Uscribble was a wholly owned subsidiary corporation of L.C.M. Equity, Inc., a corporation that filed reports with the SEC pursuant to section 13 of the Securities Exchange Act of 1934. L.C.M. Equity's business was the same as Uscribble.com until November 2001, when L.C.M Equity, Inc. completed a reverse acquisition with Regma Bio Technologies Limited, a United Kingdom corporation which is engaged in the business of biotechnological research. At that time L.C.M. equity ceased operating as an online Internet literary community and began operating as a biotechnological research corporation. It continues to do so today. From March 2000 to November 2001, Ms. Zumpano was also a director, secretary, treasurer and chief financial officer of L.C.M. Equity, Inc. From 1997 to 2000, Ms. Zumpano was employed by Red Emerald Ltd., formerly known as Neary Resources Corporation, a corporation located in Vancouver, British Columbia. Red Emerald Ltd. was engaged in the business of introducing of a rare gemstone to the gem and jewelry business. Ms. Zumpano was responsible for operations and from 1998 to 1999 was employed by Red Emerald in marketing.

Conflicts of Interest

The only conflicts of interest that we foresee are our officers and directors' devotion of time to other business activities that do not involve us and are unrelated to our operations or business.

There is no relationship between D.B. Management and us. B.D. Management is not going to invest in or provide consulting services for us.

EXECUTIVE COMPENSATION

Our officers and directors have not received any compensation for serving in their capacities. There are no plans to compensate our officers and directors in the future, unless and until we begin to realize revenues and become profitable in our business operations. Our officers and directors have verbally committed to work for us without compensation for up to three years.

Indemnification

Under our articles of incorporation and bylaws of our corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and address beneficial owner [1]	Number of shares before offering	Number of shares after offering assuming all of the shares are sold	Percentage of ownership after the offering assuming all of the shares are sold
Doug Berry [2] 14188 Marine Drive White Rock, B.C. Canada V4B 1A8	2,400,000	2,400,000	24.00%
Bernadette Berry [2] 14188 Marine Drive White Rock, B.C. Canada V4B 1A8	800,000	800,000	8.00%
Lisa Zumpano 7225 Blenheim Street Vancouver, B.C. Canada V6N 1S2	800,000	800,000	8.00%
All Officers and Directors as a Group (3 persons)	4,000,000	4,000,000	40.00%

[1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Our officers and directors are the only "promoters" of our company.

[2] Mr. and Mrs. Berry are husband and wife. Their combined ownership is 3,200,000 shares of common stock . Mr. Berry is the record and beneficial owner of 2,400,000 shares of common stock and has the sole power to dispose of his shares. Mrs. Berry, his wife, is the record and beneficial owner of 800,000 shares of common stock and has the sole power to dispose of her shares.

Future Sales by Existing Stockholders

A total of 4,000,000 shares of common stock were issued to our officers and directors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

A total of 4,000,000 shares of our stock are currently owned by our officers and directors. They will likely sell a portion of their stock if the market price goes above $0.01. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*      have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*      are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*      do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*      are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our articles of incorporation, bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 40.00% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

In December 2001, we issued a total of 4,000,000 shares of restricted common stock to our officers and directors in consideration of $40,000.00.

Lisa Zumpano, our secretary/treasurer, leases office space to us in consideration of $1,000 per month. There is no written agreement evidencing this arrangement.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to March 31, 2002, included in this prospectus have been audited by Williams and Webster, P.S., Independent Certified Public Accountants, Bank of America Financial Center, 601 West Riverside Avenue, Suite 1940, Spokane, Washington 99201, as set forth in their report included in this prospectus.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by an Independent Certified Public Accountant.

Our audited financial statement at December 31, 2002 and reviewed financial statements from inception to March 31, 2002, immediately follows:

INDEPENDENT AUDITOR'S REPORT	F-1
FINANCIAL STATEMENTS Balance Sheet Statement of Operations Statement of Stockholders' Equity Statement of Cash Flows	F-2 F-3 F-4 F-5
NOTES TO THE FINANCIAL STATEMENTS	F-6

To the Board of Directors and Stockholders
Countryside Review Inc.
Vancouver, British Columbia
CANADA

ACCOUNTANT'S REVIEW REPORT

We have reviewed the accompanying balance sheet of Countryside Review, Inc. (a development stage enterprise) as of March 31, 2002 and the related statements of operations, stockholders' equity, and cash flows for the three months then ended and for the period from December 7, 2001 (inception) through March 31, 2002. All information included in these financial statements is the representation of the management of Countryside Review, Inc.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The financial statements for the year ended December 31, 2001 were audited by us, and we expressed an unqualified opinion on them in our report dated January 17, 2002. We have not performed any auditing procedures since that date.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2, the Company has limited cash and financial resources and is dependent upon its ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
May 14, 2002

COUNTRYSIDE REVIEW, INC. (A Development Stage Company) BALANCE SHEETS
	March 31, 2002 (unaudited)	December 31, 2001
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$13,915	$39,990
Total current assets	13,915	39,990
TOTAL ASSETS	$13,915	$39,990
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$-	$18,000
Accrued expenses	-	500
Due to shareholders	87	2,087
Total current liabilities	87	20,587
COMMITMENTS AND CONTINGENCIES	-	-
STOCKHOLDERS' EQUITY
Common stock, $0.00001 par value; 200,000,000 shares authorized,
4,000,000 shares issued and outstanding	40	40
Additional paid-in capital	39,960	39,960
Deficit accumulated during development stage	(26,172)	(20,597)
Total Stockholders' Equity	13,828	19,403
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$13,915	$39,990

See accompanying notes and accountant's review reports.

COUNTRYSIDE REVIEW, INC. (A Development Stage Company) STATEMENTS OF OPERATIONS

		Three Months Ended March 31, 2002 (Unaudited)	December 7, 2001 (Inception) to March 31, 2002 (Unaudited)

REVENUES		$-	$-
GENERAL AND ADMINISTRATIVE EXPENSES
Licenses and dues		-	63
Office and general		75	109
Consulting fees		3,000	3,500
Professional fees		2,500	22,500
Total Expenses		5,575	26,172

OPERATING INCOME (LOSS)		(5,575)	(26,172)
LOSS BEFORE INCOME TAXES		(5,575)	(26,172)
PROVISION FOR TAXES		-	-
NET LOSS		$(5,575)	$(26,172)
NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$	nil	$(0.01)
WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING,
BASIC AND DILUTED		4,000,000	4,000,000

See accompanying notes and accountant's review report.

COUNTRYSIDE REVIEW, INC. (A Development Stage Company) STATEMENT OF STOCKHOLDER'S EQUITY

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Stockholders' Equity
	Number of Shares	Amount

Common stock issued for cash in December 2001
at $0.01 per share	4,000,000	$40	$39,960	$-	$40,000
Net loss for the period ended
December 31, 2001	-	-	-	(20,597)	(20,597)

BALANCE, December 31, 2001	4,000,000	40	39,960	(20,597)	19,403

Net loss for the period ended
March 31, 2002	-	-	-	(5,575)	(5,575)

BALANCE, March 31, 2002, (unaudited)	4,000,000	$40	$39,960	$(26,172)	$13,828

See accompanying notes and accountant's review report.

COUNTRYSIDE REVIEW, INC. (A Development Stage Company) STATEMENTS OF CASH FLOWS
	Three Months Ended March 31, 2002 (Unaudited)	December 7, 2001 (Inception) to March 31, 2002 (Unuadited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(5,575)	$(26,172)
Adjustments to reconcile net loss to net cash
(used) by operating activities:
Increase (decrease) in expenses paid by shareholders	(2,000)	87

Changes in assets and liabilities:
Increase (decrease) in accounts payable	(18,000)	-
Increase (decrease) in accrued expenses	(500)	-
Net cash (used) by operating activities	(26,075)	(26,085)

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:	-	-

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Issuance of common stock for cash	-	40,000
Net cash provided by financing activities	-	40,000

Net increase (decrease) in cash and cash equivalents	(26,075)	13,915

Cash and cash equivalents beginning of period	39,990	-

Cash and cash equivalents end of period	$13,915	$13,915

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Income taxes paid	$-	$-
Interest paid	$-	$-
NON-CASH INVESTING AND FINANCING TRANSACTIONS:
	$-	$-

See accompanying notes and accountant's review report.

Countryside Review, Inc.
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2002

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Countryside Review Inc. (hereinafter "the Company") was incorporated on December 7, 2001, under the laws of the State of Nevada primarily for the purpose of developing an on-line equestrian lifestyle magazine for the amateur rider and horse owner. The magazine is intended to fill the gap between horse care and lifestyle considerations for the horse owner. The Company plans to create revenue in the same manner as traditional print magazines, e.g., product features, advertisements and classified ads.

The Company's principal office is located in Vancouver, British Columbia, Canada. The Company's year-end is December 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Development Stage Activities

The Company has been in the development stage since its formation on December 7, 2001 and has not realized revenues from its planned operations. It is primarily engaged in development of an on-line equestrian lifestyle magazine.

Concentration of Risk

The Company maintains a cash account in one commercial bank in Vancouver, British Columbia, Canada. The Company's cash account is a business checking account maintained in U.S. dollars, which totaled $13,915 as of March 31, 2002. This account is not insured.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Countryside Review, Inc.
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2002

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The carrying amounts for cash, accounts payable, and accrued expenses approximate their fair value.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which is effective for the Company upon incorporation. This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At March 31, 2002, the Company had not engaged in any transactions that would be considered derivative instruments or hedging activities.

Impaired Asset Policy

In March 1995, the Financial Accounting Standards Board issued a statement titled "Accounting for Impairment of Long-lived Assets." In complying with this standard, the Company will review its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company will determine impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. At March 31, 2002, the Company had no long-lived assets, which might be affected by this policy.

Revenue Recognition

Revenues and cost of revenues will be recognized when services or products are furnished or delivered. At March 31, 2002, no revenues were realized or recognized by the Company.

Countryside Review, Inc.
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2002

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At March 31, 2002, the Company had net deferred tax assets of approximately $4,000, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at March 31, 2002.

At March 31, 2002, the Company has a net operating loss carryforward of approximately $26,000, which will expire in the year 2022.

Basic and Diluted Loss Per Share

Net loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. At March 31, 2002, basic and diluted loss per share were the same, as there were no common stock equivalents outstanding.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has generated no revenues since inception. The Company recorded a loss of $5,575 for the period ended March 31, 2002, and has an accumulated deficit of $26,172. The Company, being a development stage enterprise, is currently implementing a business plan that will, if successful, mitigate these factors which raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Management has established plans designed to generate sales of the Company's services and products. Management intends to seek capital from new equity securities issuances that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan.

Countryside Review, Inc.
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2002

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounting Pronouncements

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), and No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS 130 establishes standards for reporting and displaying comprehensive income, its components and accumulated balances. SFAS 131 establishes standards for the way that companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements. Both SFAS 130 and SFAS 131 are effective for periods beginning after December 15, 1997. The Company adopted these new accounting standards, and the adoption of SFAS 131 and SFAS 130 had no effect on the Company's financial statements and disclosures.

In September 2000, the FASB issued SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities and also provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000, and is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after June 30, 2001. The Company believes that the adoption of this standard will not have a material effect on the Company's results of operations or financial position.

In June 2001, the FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 provides for the elimination of the pooling-of-interests method of accounting for business combinations with an acquisition date of July 1, 2001 or later. SFAS No. 142 prohibits the amortization of goodwill and other intangible assets with indefinite lives and requires periodic reassessment of the underlying value of such assets for impairment. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. An early adoption provision exists for companies with fiscal years beginning after March 15, 2001. On September 1, 2001, the Company adopted SFAS No. 142. Application of the nonamortization provision of SFAS No. 142 is expected to result in no increase in net income in fiscal 2002. The Company is currently evaluating the impact of the transitional provisions of the statement.

Countryside Review, Inc.
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2002

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation Gains/Losses

The Company has adopted Financial Accounting Standard No. 52. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Gains or losses are included in income for the year, except gains or losses relating to long-term debt which are deferred and amortized over the remaining term of the debt. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.

Interim Financial Statements

The interim financial statements for the period ended March 31, 2002, included herein have not been audited, at the request of the Company. They reflect all adjustments, which are, in the opinion of management, necessary to present fairly the results of operations for the period. All such adjustments are normal recurring adjustments. The results of operations for the period presented is not necessarily indicative of the results to be expected for the full fiscal year

NOTE 3 - RELATED PARTY TRANSACTIONS

A shareholder paid expenses on behalf of the Company in the amount of $87, which is reflected in the accompanying balance sheet at March 31, 2002 as a related party payable. This advance is uncollateralized, bears no interest, and has no stated maturity.

NOTE 4 - COMMON STOCK

Upon incorporation, the Company authorized the issuance of 200,000,000 shares of common stock at a par value of $0.00001 per share. The Company issued 4,000,000 shares of common stock for $40,000 cash during December 2001. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company is presently undertaking the required steps to register with the Securities and Exchange Commission so its stock can be publicly traded. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney amount to $30,000. Of this amount, $20,000 has been paid. The $10,000 remaining balance will be due when the Company's registration statement is declared effective by the Securities and Exchange Commission, and proceeds of the Company's first stock offering have been received

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the articles of incorporation of the company, filed as Exhibit 3.1 to the registration statement.

2. Article IX of the bylaws of the company, filed as Exhibit 3.2.

3. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC registration fee	$100.00
Printing expenses	200.00
Accounting fees and expenses	2,500.00
Legal fees and expenses	30,000.00
Blue sky fees/expenses	1,000.00
Transfer agent fees	1,500.00
Escrow fee	1,500.00
Miscellaneous expenses	400.00
TOTAL	$37,200.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Doug Berry 14188 Marine Drive White Rock, B.C. Canada V4B 1A8	12/07/01	2,400,000	$24,000
Bernadette Berry 14188 Marine Drive White Rock, B.C. Canada V4B 1A8	12/07/01	800,000	$8,000
Lisa Zumpano 7225 Blenheim Street Vancouver, B.C. Canada V6N 1S2	12/07/01	800,000	$8,000

We issued the foregoing restricted shares of common stock to the foregoing pursuant to section 4(2) of the Securities Act of 1933. Each of the foregoing are sophisticated investors in that they are our officers and directors; are able to read, understand and interpret financial statements; and are familiar with our business and our operations. Further, at the time they invested in our common stock, each of the foregoing was in possession of all material information relating to us which would be contained in a Form SB-2 registration statement. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

ITEM 27. EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-B.

Exhibit No.	Document Description
3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the securities being registered.
15.2	Letter Re: Unaudited Interim Financial Statement Information.
23.5	Consent of Williams & Webster, P.S., Certified Public Accountants.
23.6	Consent of Conrad C. Lysiak, Esq.
99.1*	Escrow Agreement with Conrad C. Lysiak.
99.2*	Subscription Agreement.
99.3*	Zumpano Letter Agreement

* Filed previously

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant ot Rule 424(b) (section 230.424(b) of this chapter ) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 11th day of July, 2002.

COUNTRYSIDE REVIEW INC.

BY:	/s/ Doug Berry Doug Berry, President and Chief Executive Officer
BY:	/s/ Lisa Zumpano Lisa Zumpano, Secretary, Treasurer, and Principal Financial Officer

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Doug Berry, as true and lawful attorney-in-fact and agent, with full power of substitution, for his/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Doug Berry Doug Berry	president, chief executive officer and a member of the board of directors	July 11, 2002
/s/ Bernadette Berry Bernadette Berry	member of the board of directors	July 11, 2002
/s/ Lisa Zumpano Lisa Zumpano	secretary/treasurer, chief accounting officer, principal financial officer and a member of the board of directors.	July 11, 2002